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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated May 7, 1998, except as to Notes 1, 7 and 10 which are as of June 11, 1998 relating to the financial statements of LogistiCare, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, FL

August 6, 1998